Exhibit 99.1

Earthstone Energy, Inc. Reports Full Year 2017

and Fourth Quarter Results

The Woodlands, Texas, March 14, 2018 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the year and fourth quarter ended December 31, 2017. In addition, the Company announced its estimated proved reserves as of December 31, 2017.

Full Year 2017 Highlights

•	Revenue of $108.1 million
-	Increased by 156% from 2016
•	Average daily production of 7,869 Boepd(1)
-	Increased by 97% from 2016
•	Net loss attributable to Earthstone Energy, Inc. of $12.5 million, or a ($0.53) loss per share
-	Compared to a net loss of $54.5 million, or a ($2.92) loss per share in 2016
•	Adjusted EBITDAX(2) of $60.6 million
-	Increased by 223% from $18.7 million in 2016
•	Proved Reserves of approximately 80.0 MMBoe (59% oil, 81% liquids)
-	Increased by 564% from year-end 2016
•	SEC Pricing pre-tax PV-10(2) of $598.6 million
-	Increased by 597% from year-end 2016

Fourth Quarter 2017 Highlights

•	Revenue of $35.7 million
-	Increased by 135% from the fourth quarter of 2016
-	Increased by 14% from the third quarter of 2017
•	Average daily production of 9,071 Boepd(1)
-	Increased by 94% over the fourth quarter of 2016
-	Decreased by 6% from the third quarter of 2017, due to timing of completion activity and asset divestitures
•	Net income attributable to Earthstone Energy, Inc. of $2.3 million, or $0.09 per share (basic and diluted)
-	Compared to a net loss of $33.0 million, or a ($1.48) loss per share in the fourth quarter of 2016
-	Compared to net income of $1.6 million, or $0.07 per share (basic and diluted), in the third quarter of 2017
•	Adjusted EBITDAX(2) of $22.1 million
-	Increased by 182% from the fourth quarter of 2016
-	Increased by 16% from the third quarter of 2017

(1)	Represents reported sales volumes.
(2)	Adjusted EBITDAX and PV-10 are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” section below.

Management Comments

Frank A. Lodzinski, President and Chief Executive Officer of Earthstone Energy, Inc., commented, “2017 was clearly a great year for Earthstone. As our numbers demonstrate, we have set corporate records in virtually all metrics including, production volumes, revenues and Adjusted EBITDAX, all while maintaining a strong balance sheet. In spite of the industry downturn and significant commodity price volatility, in just three years we achieved annual revenues of more than $100 million and entered 2018 with production of more than 10,000 Boepd. We have successfully transformed our Company to have a clear focus on the Midland Basin in west Texas. We intend to further expand our footprint in west Texas while we drive down costs and profitably increase production.”

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017(3)	2016(4)
Total Revenue	35,677	15,152	108,078	42,269
Net Income (Loss)	5,497	(33,048)	(44,733)	(54,541)
Net Income (Loss) Per Common Share (Basic and Diluted)(2)	0.09	(1.48)	(0.53)	(2.92)
Adjusted EBITDAX(1)	22,102	7,827	60,640	18,743
Production(6):
Oil (MBbls)	529	271	1,828	878
Gas (MMcf)	933	578	3,260	2,171
NGL (MBbls)	150	64	500	225
Total (MBoe)(5)	834	431	2,872	1,465
Average Daily Production (Boepd)	9,071	4,685	7,869	4,002
Average Prices:
Oil ($/Bbl)	54.34	45.94	48.42	39.13
Gas ($/Mcf)	2.62	2.89	2.69	2.32
NGL ($/Bbl)	30.01	16.08	21.51	12.74
Total ($/Boe)	42.75	35.15	37.63	28.86
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	52.28	45.98	48.00	42.77
Gas ($/Mcf)	2.78	2.69	2.71	2.34
NGL ($/Bbl)	30.01	16.08	21.51	12.74
Total ($/Boe)	41.63	34.91	37.38	31.06
(1)	See “Reconciliation of Non-GAAP Financial Measures” section below.
(2)	Net Income (Loss) Per Common Share attributable to Earthstone Energy, Inc.
(3)	Includes the results of the properties acquired in the transaction with Bold Energy III LLC beginning on May 9, 2017.
(4)	Includes the results of the properties acquired in the acquisition of Lynden Energy Corp. beginning on May 18, 2016.
(5)	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (BOE).
(6)	Represents reported sales volumes.

2017 Year-End Proved Reserves – SEC Prices

The Company’s estimated proved reserves at year-end 2017, which were prepared in accordance with Securities and Exchange Commission (“SEC”) guidelines by the independent reservoir engineering firm of Cawley, Gillespie & Associates, Inc. (“CGA”), were approximately 80.0 MMBoe, 25% of which were proved developed and 59% of which were oil.

SEC rules require that calculations of economically recoverable reserves use the unweighted average price on the first day of the month for the prior twelve month period. The resulting oil and natural gas prices used for the Company’s 2017 year-end reserve report, prior to adjusting for quality and basis differentials, were $51.34 per barrel and $2.98 per MMBtu, respectively. Prices net of differentials were $48.99 per barrel and $2.56 per MMBtu.

Based on such prices, the Company’s estimated proved reserves by category as of December 31, 2017, are provided in the following table.

	Oil	Gas	NGL	Total	PV-10
Reserve Category	(MBbls)	(MMcf)	(MBbls)	(MBoe)	($ in thousands)
Proved Developed	11,949	23,336	4,123	19,961	273,793
Proved Undeveloped	35,378	67,752	13,345	60,015	324,848
Total	47,327	91,088	17,468	79,976	598,641

Note: PV-10 is a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Financial Position

As of December 31, 2017, the Company had $23 million in cash and $25 million outstanding under its credit facility with a borrowing base of $185 million.

Capital Expenditures

During 2017, in addition to the completion of the Bold Transaction in May 2017, we incurred capital expenditures of approximately $81.1 million, on an accrual basis, primarily consisting of drilling and completion costs, of which $35.7 million was incurred during the fourth quarter of 2017.

Impairments

During the year ended December 31, 2017, the Company recognized $72.2 million of non-cash asset impairments. These impairments consisted of $63.1 million to our proved oil and natural gas properties and $9.1 million to our unproved oil and natural gas properties, primarily to our properties located in the Eagle Ford Trend of south Texas.

Hedging Update

As of December 31, 2017, we had hedged a total of 1,483 MBbls of 2018 oil production at an average price of $51.38/Bbl and 548 MBbls of 2019 oil production at an average price of $52.32/Bbl. As of December 31, 2017, we had hedged a total of 810,000 MMBtu of 2018 natural gas production at an average price of $3.066/MMBtu.

In January 2018, the Company entered into additional fixed price oil and natural gas swap agreements, hedging an additional 365 MBbls of 2019 oil production at a price of $58.38/Bbl and 1,552,000 MMBtu of 2018 natural gas production at a price of $2.96/MMBtu.

2018 Guidance

The Company has set its 2018 capital budget, which currently assumes a one-rig program for its operated acreage in the Midland Basin and a 10 well program for its operated Eagle Ford acreage. As previously discussed, the Company will continue to evaluate and prepare operationally for the possible deployment of a second rig in its operated Midland Basin acreage. Capital expenditures, production and operating costs for 2018 are currently estimated to be:

2018 Capital Expenditures	$ millions (Net)	Number of Gross / Net Wells Spudded	Number of Gross / Net Wells On Line
Drilling and Completion:
Operated Midland Basin (1 Rig)	$130	20 / 19	22 / 19.6
Non-Operated Midland Basin	14	5 / 2	5 / 2
Operated Eagle Ford	12	10 / 2.1	16 / 3.6
Land / Infrastructure	14
2018 Total Capital Expenditures	$170

2018 Average Daily Production (Boepd)	12,000 – 12,500
% Oil	64%
% Gas	17%
% NGL	19%
2018 Operating Costs
Lease Operating and Workover ($/Boe)	$4.75 – $5.25
Production Taxes (% of Revenue)	5.0% – 5.3%
Cash G&A ($/Boe)	$5.00 – $5.50

Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements” section below.

Conference Call Details

Earthstone is hosting conference call on Thursday, March 15, 2018 at 11:00 a.m. Eastern (10:00 a.m. Central) to discuss the Company’s operations and financial results for the full year and fourth quarter 2017 and its outlook for 2018. Prepared remarks by Frank A. Lodzinski, President and Chief Executive Officer, Robert J. Anderson, Executive Vice President, Corporate Development and Engineering, and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer will be followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call.

A replay of the call will be available on the Company’s website and by telephone until 11:00 a.m. Eastern (10:00 a.m. Central), Thursday, March 29, 2018. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13677554.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. The Company’s primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: risks relating to any unforeseen liabilities of the Company; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of further impairment write-downs; risks related to the level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit agreement; Earthstone’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset acquisitions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; and any loss of senior management or technical personnel. Earthstone’s annual report on Form 10-K for the year ended December 31, 2017 and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.

Executive Vice President – Chief Financial Officer

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

mark.lumpkin@earthstoneenergy.com

Scott Thelander

Director of Finance

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300

The Woodlands, TX 77380

281-298-4246

scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
ASSETS	2017	2016
Current assets:
Cash	$22,955	$10,200
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	14,978	13,998
Joint interest billings and other, net of allowance of $138 and $163 at December 31, 2017 and 2016, respectively	7,778	2,698
Derivative asset	184	—
Prepaid expenses and other current assets	1,178	446
Total current assets	47,073	27,342

Oil and gas properties, successful efforts method:
Proved properties	605,039	363,072
Unproved properties	275,025	51,723
Land	5,534	—
Total oil and gas properties	885,598	414,795

Accumulated depreciation, depletion and amortization	(118,028)	(145,393)
Net oil and gas properties	767,570	269,402

Other noncurrent assets:
Goodwill	17,620	17,620
Office and other equipment, net of accumulated depreciation of $2,093 and $1,600 at December 31, 2017 and 2016, respectively	947	1,479
Other noncurrent assets	1,207	669
TOTAL ASSETS	$834,417	$316,512
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$33,472	$11,927
Revenues and royalties payable	10,288	10,769
Accrued expenses	8,707	5,392
Derivative liability	11,805	4,595
Advances	4,587	4,542
Current portion of long-term debt	—	1,604
Total current liabilities	68,859	38,829

Noncurrent liabilities:
Long-term debt	25,000	12,693
Asset retirement obligation	2,354	6,013
Derivative liability	1,826	1,575
Deferred tax liability	10,515	15,776
Other noncurrent liabilities	131	169
Total noncurrent liabilities	39,826	36,226

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, no shares authorized; none issued or outstanding at December 31, 2017 and 100,000,000 shares authorized; 22,289,177 issued and 22,273,820 outstanding at December 31, 2016	—	23
Class A Common stock, $0.001 par value, 200,000,000 shares authorized; 27,584,638 issued and outstanding at December 31, 2017; none issued or outstanding at December 31, 2016	28	—
Class B Common stock, $0.001 par value, 50,000,000 shares authorized; 36,052,169 issued and outstanding at December 31, 2017; none issued or outstanding at December 31, 2016	36	—
Additional paid-in capital	503,932	454,202
Accumulated deficit	(224,822)	(212,308)
Treasury stock, no shares at December 31, 2017 and 15,357 shares at December 31, 2016	—	(460)
Total Earthstone Energy, Inc. equity	279,174	241,457
Noncontrolling interest	446,558	—
Total equity	725,732	241,457

TOTAL LIABILITIES AND EQUITY	$834,417	$316,512

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
REVENUES
Oil	$28,721	$12,460	$88,536	$34,358
Natural gas	2,439	1,670	8,777	5,046
Natural gas liquids	4,516	1,022	10,765	2,865
Total revenues	35,676	15,152	108,078	42,269

OPERATING COSTS AND EXPENSES
Lease operating expense	4,669	3,986	19,658	15,067
Severance taxes	2,355	780	6,060	2,198
Rig idle and termination expense	—	—	—	5,059
Impairment expense	5,451	24,283	72,191	24,283
Depreciation, depletion and amortization	8,657	9,685	36,915	25,937
General and administrative expense	5,628	2,453	20,466	9,414
Stock-based compensation	1,956	1,412	6,601	3,301
Transaction costs	56	842	4,732	2,483
Accretion of asset retirement obligation	56	147	434	551
Exploration expense	—	—	1	5
Total operating costs and expenses	28,828	43,588	167,058	88,298

Gain on sale of oil and gas properties	5,257	—	9,105	8

Income (loss) from operations	12,105	(28,436)	(49,875)	(46,021)

OTHER INCOME (EXPENSE)
Interest expense, net	(826)	(348)	(2,699)	(1,282)
Write-off of deferred financing costs	—	—	(526)	—
(Loss) gain on derivative contracts, net	(12,123)	(4,121)	(7,986)	(6,638)
Other (expense) income, net	14	(2)	(20)	(72)
Total other income (expense)	(12,935)	(4,471)	(11,231)	(7,992)

Income (loss) before income taxes	(830)	(32,907)	(61,106)	(54,013)
Income tax benefit (expense)	6,327	(141)	16,373	(528)
Net income (loss)	5,497	(33,048)	(44,733)	(54,541)

Less: Net income (loss) attributable to noncontrolling interest	3,173	—	(32,219)	—

Net income (loss) attributable to Earthstone Energy, Inc.	$2,324	$(33,048)	$(12,514)	$(54,541)

Net income (loss) per common share attributable to Earthstone Energy, Inc.:
Basic and diluted	$0.09	$(1.48)	$(0.53)	$(2.92)

Weighted average common shares outstanding:
Basic and diluted	26,425,780	22,273,820	23,589,973	18,651,582

EARTHSTONE ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2017	2016	2015
Cash flows from operating activities:
Net loss	$(44,733)	$(54,541)	$(116,655)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Impairment of proved and unproved oil and gas properties	72,191	6,751	136,539
Depreciation, depletion and amortization	36,915	25,937	31,228
Accretion of asset retirement obligations	434	551	550
Impairment of goodwill	—	17,532	1,547
Gain on sale of oil and gas properties	(9,105)	(8)	(1,617)
Settlement of asset retirement obligations	(9)	(15)	(108)
Rig idle and termination expense	—	5,059	—
Total loss (gain) on derivative contracts, net	7,986	6,638	(6,431)
Operating portion of net cash (paid) received in settlement of derivative contracts	(708)	3,225	6,306
Stock-based compensation	6,601	3,301	—
Deferred income taxes	(16,388)	528	(26,533)
Write-off of deferred financing costs	526	—	—
Amortization of deferred financing costs	257	298	264
Changes in assets and liabilities:
Decrease in accounts receivable	444	3,807	9,246
(Increase) decrease in prepaid expenses and other current assets	(335)	511	779
Decrease in accounts payable and accrued expenses	(282)	(9,151)	(30,887)
(Decrease) increase in revenues and royalties payable	(2,888)	2,194	(8,739)
Increase (decrease) in advances	45	(10,905)	(5,929)
Net cash provided by (used in) operating activities	50,951	1,712	(10,440)
Cash flows from investing activities:
Lynden Arrangement, net of cash acquired	—	(31,334)	—
Acquisition of oil and gas properties	(55,609)	—	(8,706)
Additions to oil and gas properties	(65,262)	(28,417)	(61,060)
Additions to office and other equipment	(167)	(117)	(378)
Proceeds from sale of oil and gas properties	34,735	—	3,441
Proceeds from sale of land	—	—	101
Net cash used in investing activities	(86,303)	(59,868)	(66,602)
Cash flows from financing activities:
Proceeds from borrowings	85,000	36,597	—
Repayments of borrowings	(74,298)	(38,549)	—
Common stock exchanged and cancelled	(675)	—	—
Deferred financing costs	(1,358)	(81)	(141)
Issuance of Class A Common Stock and Common Stock, net of offering costs of $2.2 million and $2.7 million, respectively	39,438	47,125	—
Net cash provided by (used in) financing activities	48,107	45,092	(141)
Net increase (decrease) in cash and cash equivalents	12,755	(13,064)	(77,183)
Cash at beginning of period	10,200	23,264	100,447
Cash at end of period	$22,955	$10,200	$23,264
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$2,495	$961	$415
Non-cash investing and financing activities:
Class B Common Stock issued in Bold Contribution Agreement	$489,842	$—	$—
Class A Common Stock issued in Bold Contribution Agreement	$2,037	$—	$—
Common stock issued in Lynden Arrangement	$—	$45,699	$—
Accrued capital expenditures	$19,883	$2,374	$7,665
Asset retirement obligations	$(42)	$152	$150
Promissory Note	$—	$5,059	$—
Acquisition of oil and gas properties	$—	$—	$1,991

Earthstone Energy, Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

I. Adjusted EBITDAX

Adjusted EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income (loss) because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net income (loss) plus, when applicable, accretion; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) on sale of oil and gas properties; exploration expense; rig idle expense; unrealized loss on derivatives; stock based compensation; and income tax (benefit) expense.

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income (loss) as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net income (loss) to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$ 5,497	$(33,048)	$(44,733)	$(54,541)
Accretion	56	147	434	551
Impairment expense	5,451	24,283	72,191	24,283
Depletion, depreciation and amortization	8,657	9,685	36,915	25,937
Interest expense, net	826	348	2,699	1,282
Transaction costs	56	843	4,732	2,483
(Gain) on sale of oil and gas properties	(5,257)	—	(9,105)	(8)
Rig idle and termination expense	—	—	—	5,059
Exploration	—	—	1	5
Unrealized loss on derivative contracts	11,186	4,016	7,278	9,863
Non-cash stock based compensation	1,956	1,412	6,601	3,301
Income tax (benefit) expense	(6,327)	141	(16,373)	528
Adjusted EBITDAX	$ 22,102	$ 7,827	$ 60,640	$ 18,743

II. PV-10

PV-10 is derived from the Standardized Measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10%. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. PV-10, however, is not a substitute for the Standardized Measure. Our PV-10 measure and the Standardized Measure do not purport to present the fair value of our oil and natural gas reserves.

The following table provides a reconciliation of PV-10 of the Company’s estimated proved properties to the Standardized Measure (in thousands):

Present value of estimated future net revenues (PV-10)	$598,641
Future income taxes, discounted at 10%	(5,941)
Standardized measure of discounted future net cash flows	$592,700